UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 7, 2014

Humana Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5975                                          61-0647538

(Commission File Number)                      (IRS Employer Identification No.)

500 West Main Street, Louisville, KY                          40202

(Address of Principal Executive Offices)                         (Zip Code)

502-580-1000

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On November 7, 2014, Humana Inc. (“Humana”) entered into an accelerated stock repurchase agreement (the “ASR Agreement”) with Goldman, Sachs & Co. (“Goldman Sachs”) to repurchase $500 million of its common stock as part of the $2 billion share repurchase program that Humana announced on September 16, 2014.

Under the ASR Agreement, on November 10, 2014, Humana made a payment of $500 million to Goldman Sachs from available cash on hand and received an initial delivery of 3,063,256 shares of Humana common stock from Goldman Sachs.  The specific number of shares that Humana ultimately will repurchase pursuant to the ASR Agreement will be based generally on the daily volume-weighted average share price of Humana common stock over the term of the ASR Agreement, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR Agreement.    Final settlement under the ASR Agreement is expected to occur in the first quarter of 2015. The ASR Agreement contains provisions customary for agreements of this type, including provisions for adjustments to the transaction terms upon certain specified events, the circumstances generally under which final settlement of the ASR Agreement may be accelerated or extended or the ASR Agreement may be terminated early by Goldman Sachs or Humana, and various acknowledgements and representations made by the parties to each other. At final settlement, under certain circumstances, Humana may be entitled to receive additional shares of Humana common stock from Goldman Sachs or Humana may be required to make a cash payment or, if Humana elects, deliver shares of Humana common stock to Goldman Sachs.  The obligations of Goldman Sachs under the ASR Agreement are guaranteed by The Goldman Sachs Group, Inc.  All of the shares of Humana common stock delivered to Humana under the ASR Agreement will be held in treasury or retired.

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits:

Exhibit No.      Description

10	Master Confirmation, by and between Humana Inc. and Goldman, Sachs & Co., dated November 7, 2014,

SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC. BY: /s/ Steven E. McCulley Steven E. McCulley Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

Dated:  November 10, 2014

INDEX TO EXHIBITS

Exhibit No.           Description

10	Form of Master Confirmation, by and between Humana Inc. and Goldman, Sachs & Co., dated November 7, 2014,